Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2020, in the Registration Statement (Form F-1) and related Prospectus of Calliditas Therapeutics AB dated January 26, 2021.

/s/ Ernst & Young AB

Stockholm, Sweden

January 26, 2021